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                                                                    EXHIBIT 3.30




                            ARTICLES OF INCORPORATION
                                       OF
                             EDGEWOOD NURSING CENTER


                  In compliance with the requirements of the Business Corporation Law, approved the 5th day of May, A.D. 1933, P.L. 364, as amended, the undersigned, all of whom are of full age desiring that they may be incorporated as a business corporation, do hereby certify:

                  1. The name of the corporation is: Edgewood Nursing Center.

                  2. The location and post office address of its initial registered office in this Commonwealth is:

   805                 Hillaire Drive           Mt. Lebanon            Allegheny
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   Number                  Street                  City                 County

                  3. The purpose or purposes of the corporation which shall be organized under this Act are as follows:

                  This corporation is organized under the Business Corporation Law of 1933, approved May 5, 1933, P.L. 364, as amended to the date hereof. The corporation shall have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the aforesaid Business Corporation Law, as amended.

                  4. The term of its existence is Perpetual.

                  5. The aggregate number of shares which the corporation shall have authority to issue is: 100,000 shares of Common Stock, without par value, the total stated value of which, for excise tax purposes, shall be $10,000.

                  6. The names and addresses of each of the first directors, who shall serve until the first annual meeting, are:

         NAME                                           ADDRESS
                                          (including street and number, if any)

 Frederick A. Parsons, M.D.              36 First St., Mayview State Hospital
                                             Pittsburgh, Pennsylvania 15017

     Harold A. Gold                    805 Hillaire Drive, Pittsburgh, Pa. 15243

     George E. Ewing                    944 Academy Place, Pittsburgh, Pa. 15243


                  7. The names and addresses of each of the incorporators and the number and class of shares subscribed by each are:




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   NAME                           ADDRESS                      NUMBER AND CLASS
                      (including street and number, if any)        OF SHARES

Harold A. Gold           805 Hillaire Dr., Pgh, Pa.             1 share common

George E. Ewing          944 Academy Pl., Pgh, Pa.              1 share common




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